Exhibit 10.7

SERVICE LEVEL AGREEMENT

1. Introduction This Service Level Agreement (SLA) is made between CorpTech Holding Inc., (CorpTech) and Palisades Venture Inc. (Palisades), effective from the date of signing. The purpose of this agreement is to define the technical support and maintenance services provided by CorpTech to Palisades.

2. Services CorpTech will provide hosting and technical support and maintenance of 4 clusters of network servers and network appliances utilized by Palisades’ customers and management - located at LiveWire’s data centers - to Palisades. The services will include but are not limited to:

Managed Cloud Services

This section lists the areas that are considered as “Managed Cloud Services” in Livewire Cloud data centers.

Virtualization

•	Management service VMs and Appliances
•	Managing Storage Services VMs and Appliances

Hardware

•	Manage Datacenter Setup, maintenance, and availability

•	Management, Setup, and Provisioning of hardware

•	Procurement of spare parts and break-fix equipment

•	Managed shared SAN / shared storage

•	Storage cluster maintenance and management

•	Network equipment maintenance and management

•	External DDoS mitigation and IDS services appliance (Provisioned by Livewire

•	Private / Internal DDoS mitigation and IDS services appliance (Provisioned by Livewire)

•	Architecture design, review, and consultation
•	Configure physical routing and switching equipment
•	Allocate public and private IP blocks to customers
•	Manage physical firewalls

Network

•	Manage physical routers
•	Manage physical intrusion-detection systems (External and Internal)
•	Monitor bandwidth consumption
•	Troubleshoot network connectivity
•	Manage virtual firewall rule set (co-managed with customer)
•	Core infrastructure monitoring (Compute, Storage and Network Fabric)
•	Maintaining and monitoring networking equipment backup with change and revision history.
•	Monitoring external and internal DDoS and IPS services
•	Configure and respond to infrastructure monitoring (Ping, Alarms, Thresholds)
•	Configure and respond to VMware services monitoring (vCenter, vSAN, vCD, vROPs)

1

•	Monitoring and Management of Storage cluster
•	Routine maintenance and delta cleanup.
•	Storage
•	Availability of Storage Services
•	Performance monitoring and overall on the fly optimizations
•	Vmware Updates
•	A prior notification is sent to customers for approval before deploying any update.

Security

•	Maintaining security of core network and backbone infrastructure of Livewire Cloud
•	VM troubleshooting
•	Virtualization
•	Remote administration of VMs
•	IP management of IP blocks assigned to customers
•	Network
•	Manage virtual firewall rule set
•	Manage VM DNS
•	Monitoring
•	Provide, configure, and respond to monitoring of the OS and applications at virtual machine level.
•	Monitor for capacity utilization and request additional capacity in advance
•	Provision guest OS
•	Operating systems
•	Ensure OS licensing compliance if using own licenses
•	OS Patch Management
•	Security - Maintain security specifications for VMs, like complex password, OS firewall etc.

3. Service Availability CorpTech will ensure that the services are available 24/7, except during scheduled maintenance periods. In case of any downtime, CorpTech will notify Palisades immediately and work towards resolving the issue as soon as possible

4. Service Level Targets The following service level targets will be maintained by CorpTech:

•	Network uptime: 99.9%
•	Response time for critical issues: 1 hour
•	Response time for non-critical issues: 4 hours

5. Fees and Rates

For the services listed above in sections 2, 3 and 4, Palisades shall pay CorpTech a monthly fee of $2500. In addition and part of the services listed above and included in this monthly fee, CorpTech shall provide up to 10 hours a month of network engineers’ time to support any additional requirements of Palisades’ management and its customers. If any additional hours will be required to work on any projects requested by Palisades’ management, CorpTech will charge $100/hour for each additional hour for work performed by a Network Engineer during business hours and $70 per hour for lower level technical support technician. The rate for work requested after business hour and or on weekends and legal holidays, will be $150 per hour for Network Engineer and $100 per hour for lower level technical support technician.

2

6. Service Credits In case CorpTech fails to meet the service level targets, Palisades will be eligible for service credits. The service credits will be calculated based on the severity of the issue and the duration of the downtime.

7. Term and Termination

The term of this agreement is for one year with auto renew unless notice of termination was provided by either party. Either party may terminate this agreement by providing the other party a written notice of 90 days.

8. Jurisdiction

This agreement shall be governed by the laws of the State of California, Los Angeles County.

CorpTech Holding Inc.	Palisades venture Inc.

/s/ Orie Rechtman	/s/ Orie Rechtman

By	By
Orie Rechtman as President and CEO	Orie Rechtman as President and CEO

Date: February 2, 2023	Date: February 2, 2023

3